Exhibit 24.1

U.S. BANCORP

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gunjan Kedia, John C. Stern and James L. Chosy, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 of U.S. Bancorp (the “Company”), and any and all amendments thereto, including post-effective amendments, in connection with the registration under the Securities Act of 1933, as amended, of debt and equity securities, including, without limitation, (i) common stock of the Company, including shares of common stock issuable upon the conversion of or in exchange for other securities, (ii) senior and subordinated, secured and unsecured, notes or other evidences of indebtedness issued by the Company, (iii) preferred stock of the Company and other related securities, including, without limitation, depositary instruments evidencing interests in preferred stock, (iv) warrants for the purchase of debt or other securities, (v) units, and (vi) purchase contracts, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, each of the undersigned has set his or her hand this 27th day of January, 2026.

/s/ Warner L. Baxter	/s/ Aleem Gillani
Warner L. Baxter, Director	Aleem Gillani, Director

/s/ Dorothy Bridges	/s/ Roland A. Hernandez
Dorothy Bridges, Director	Roland A. Hernandez, Director

/s/ Elizabeth L. Buse	/s/ Richard P. McKenney
Elizabeth L. Buse, Director	Richard P. McKenney, Director

/s/ Andrew Cecere	/s/ Yusuf I. Mehdi
Andrew Cecere, Director	Yusuf I. Mehdi, Director

/s/ Alan B. Colberg	/s/ Loretta E. Reynolds
Alan B. Colberg, Director	Loretta E. Reynolds, Director

/s/ Kimberly N. Ellison-Taylor	/s/ John P. Wiehoff
Kimberly N. Ellison-Taylor, Director	John P. Wiehoff, Director